UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 7, 2008 (September 23, 2008)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada	000-24911	98-0168932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
#102 - 930 West 1st Street North Vancouver, B.C. Canada V7P 3N4
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code:	(604) 988-6440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Statement:  This Amendment is being filed to disclose events related to the matters disclosed in Item 1.01 of the Issuer’s Form 8-K filed on September 23, 2008, which have occurred subsequent to the entry into the Agreement described therein. Certain information has been added to Item 1.01, and Item 3.02 has been newly included in this Amendment.

Item 1.01     Entry into a Material Definitive Agreement.

On September 17, 2008, Braintech, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Royal Bank of Canada (“RBC”), dated July 29, 2008, which provides for a $250,000 revolving demand facility (the “Revolving Demand Facility”) and a $2,405,000 non-revolving term facility (the “Term Facility,” together with the Revolving Demand Facility, the “Credit Facilities”).

The Agreement supersedes and cancels the agreement between the Company and RBC, dated November 2, 2006, and any amendments thereto (the “2006 RBC Agreement”).  The loan under the 2006 RBC Agreement was originally in the principal amount of $2,473,000, and any amount outstanding under the 2006 RBC Agreement is deemed to be a borrowing under the Agreement.  As of the date hereof, $ 1,197,837 of such principal remains outstanding.

A loan in the amount of $1,207,163 was funded to the Company under the Term Facility and is payable in 24 equal installments of principal and monthly accrued interest with the first payment due on October 11, 2008.  The maturity date for the loan is July 11, 2009.  Borrowings under the Revolving Demand Facility are payable upon demand of RBC.

Borrowings under the Credit Facilities can be made either as Royal Bank Prime based loans (“RBP Loans”) at the interest rate equal to the Royal Bank Prime (as defined in the Agreement) plus .50 percent or (2) Royal Bank US Base Rate loans (“RBUSBR Loans”) at the interest rate equal to the Royal Bank US Base Rate (as defined in the Agreement) plus .50 percent.  Alternatively, interest on borrowings under the Term Facility can be calculated at LIBOR plus 1.50 percent.  The aggregate borrowings outstanding under the Revolving Demand Facility and the Term Facility cannot exceed the lesser of (1) $2,405,000 and (2) $45,000 plus the aggregate amount of the Letters of Credit (as defined below) provided as security for the Company’s obligations under the Agreement.

The Credit Facilities will not be available until RBC has received a duly executed copy of the Agreement, the Security (as defined below) registered, as required, to the satisfaction of RBC, such financial and other information or documents relating to the Company as RBC may reasonably require, and such other authorizations, approvals, opinions and documentation as the RBC may reasonably require.

The Company is subject to a number of covenants under the Agreement, which, among other things, restrict the Company’s ability to (1) grant or create any mortgage, lien, security interest or other encumbrance affecting its properties, assets or other rights, (2) sell, transfer or otherwise dispose of its properties or assets other than in the ordinary course of business, (3) guarantee the payment of any monies or performance of any obligations of any other person (as defined in the Agreement) and (4) engage in mergers or consolidations.  Further, the Agreement defines various events of default which include, among other things, non-payment of principal, interest or other amounts when due, violation of any covenants in the Agreement, a material adverse change in the financial condition, ownership or operation of the Company and defaults for any other indebtedness.  Upon the occurrence of an event of default, RBC can cancel any of the Credit Facilities, demand immediate repayment in full of any amounts outstanding thereunder and to realize all or any portion of the Company’s assets or Letters of Credit (as defined below) securing the Credit Facilities.

The Company’s obligations under the Agreement are secured by all personal property of the Company and its subsidiary, Braintech Canada, Inc., and the irrevocable and unconditional standby letter of credits (each, a “Letter of Credit” and collectively, the “Letters of Credit”) which were previously provided by certain stockholders (the “LC Providers”) to RBC as security under the 2006 RBC Agreement.

The Company and RBC may agree to increase the amount available under the Credit Facilities by up to $600,000, and any such increase is expected to require additional Letters of Credit.

The description of the terms of the Agreement set forth herein is qualified in its entirety to the full text of the Agreement, which is filed as an exhibit hereto.

Item 1.02     Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

On September 26, 2008, as consideration for extending the Letters of Credit as described above, the Company issued an aggregate of 10,375,000 common share purchase warrants (the “Warrants”), each of which will entitle the holder to purchase one share of the Company’s common stock (“Common Stock”) at $0.30 for a period of five years, to the LC Providers.  Additionally, on September 29, 2008, the Company issued an aggregate of 4,150,000 shares of Common Stock to the LC Providers.  Each LC provider has received two shares of Common Stock and five Warrants for each dollar of his, her or its Letter of Credit provided ("LC Provider Compensation"). Three directors who are not interested parties to the transactions described herein have discussd the terms of the LC Provider Compensation and agreed that the terms are fair, reasonable and in the best interest of the Company and its stockholders. The Board unanimously approved such issuances of the shares of Common Stock and the Warrants to the LC Providers.

If the amount of the Credit Facilities with RBC is increased as described in Item 1.01 and additional Letters of Credit are required, the Company would issue additional shares of Common Stock and Warrants upon the same terms and provisions described above with regard to such additional Letters of Credit.  The Company would expect such issuance on or before October 31, 2008.

The above Common Stock, Warrants and shares issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Common Stock and Warrants, the “Securities”) have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and was, or will be in the case of the Warrant Shares, issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Each of the LC Providers is an accredited investor and acquired the Securities for his, her or its own account for investment purposes only and not for resale unless registered under the Securities Act or pursuant an exemption from such registration.

The Company has agreed to use its best efforts to register for resale the Securities with the Securities and Exchange Commission within 12 months.

Refer to the disclosure in Item 1.01 for additional information.

The information contained in this Current Report on Form 8-K, contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions, including, without limitation:  the Company's reliance on obtaining additional financing; the Company's history of losses and its current deficit; the Company's operations outside of the United States; the Company's reliance on a single channel partner to distribute and generate sales of its products; and the Company’s ability to protect its proprietary technology and intellectual property. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  For a more thorough discussion of these factors, please refer to “Risk Factors” on page 7 of the Company’s Form 10-KSB, filed on March 27, 2008.  The forward-looking statements contained in this report are made only as of the date hereof.  We do not assume any obligation to update any of these forward-looking statements.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1

Letter Agreement between Royal Bank of Canada and the Company, dated August
14, 2008 (included as Exhibit 10.1 to the Issuer’s Form 8-K filed on September 23,
2008, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 7, 2008

BRAINTECH, INC.

		By:	/s/ Frederick W. Weidinger
Frederick W. Weidinger
Chief Executive Officer